UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2014 (December 18, 2014)

International Textile Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

   804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

               (336) 379-6299

(Registrant’s Telephone Number, Including Area Code)

              N/A

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2014, International Textile Group, Inc. (“the Company”) and certain of its U.S. subsidiaries entered into Amendment No. 12 (the “Amendment”) to its Credit Agreement with General Electric Capital Corporation (“GE Capital”), as agent and lender, and certain other lenders (as amended, the “Credit Agreement”). The Amendment amends the Credit Agreement to provide for, among other things, revolving credit facility availability of $85.0 million, subject to a borrowing base, a maturity date on revolving credit facility borrowings of December 18, 2019, and a maturity date on term loan borrowings of January 1, 2017, with term loan repayments of approximately $0.25 million per month required until maturity.

Borrowings under the Credit Agreement bear interest at the London Interbank Offered Rate (“LIBOR”), plus an applicable margin, or other published bank rates, plus an applicable margin, at the Company’s option. The Amendment reduced the applicable margin on all borrowings by 1.75% per annum and reduced unused commitment fees on the revolving credit facility from a range of 0.50% to 0.75% to a range of 0.25% to 0.37.5% annually, depending on amounts borrowed.

Under the Credit Agreement, the Company is required to maintain excess availability and average adjusted availability (each as defined in the Credit Agreement) at or above certain predefined levels, or certain limitations may be imposed on the Company. Among other limitations, if the Company’s excess availability falls below certain predefined levels, the lenders under the Credit Agreement can draw upon an evergreen standby letter of credit in the amount of $20.0 million (the “WLR LC”). No amounts have been drawn under this letter of credit as of the date hereof. The Amendment provides for future reductions of the WLR LC of up to $5 million, or termination of the WLR LC, based upon amounts of the term loan repaid under the Credit Agreement, the maintenance of a specified fixed charge coverage ratio, the level of average excess availability, and certain other conditions. The WLR LC has been provided by WLR Recovery Fund IV, L.P., which is controlled by Wilbur L. Ross, Jr., our controlling stockholder and who served as the Chairman of our Board of Directors until November 2014. Three other members of our board of directors are also affiliated with various investment funds controlled by Mr. Ross, Jr. that own a majority of our voting stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

	By:	/s/ Gail A. Kuczkowski
Name: Gail A. Kuczkowski
Title: Executive Vice President and Chief Financial Officer

Date: December 19, 2014